                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY [AS PERMITTED BY RULE C-5(D)(2)]
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        AMERICAN GREETINGS CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                          AMERICAN GREETINGS [LOGO]
                             AMERICAN GREETINGS

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 28, 1996

                                 ___________



        The Annual Meeting of Shareholders of American Greetings Corporation (the "Company") will be held at the Company's World Headquarters, One American Road, Cleveland, Ohio, on Friday, June 28, 1996, at 2:30 P.M., Cleveland time, to consider and act upon the following:

        (1)     Electing three directors;

        (2)     Approving the 1996 Employee Stock Option Plan; and

        (3) Transacting such other business as may properly come before the meeting or any adjournments thereof.

        The World Headquarters may be entered from the private road off Memphis Avenue, or from American Road off Tiedeman Road. As you approach either the private road or American Road, there will be signs directing you to the meeting place.

        Only shareholders of record at the close of business on May 3, 1996, are entitled to notice of and to vote at the meeting and any adjournments thereof.


                                                            JON GROETZINGER, JR.
                                                            Secretary


May 17, 1996





           YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN YOUR PROXY PROMPTLY. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITH-DRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

                                PROXY STATEMENT

GENERAL

        The Board of Directors of American Greetings Corporation (the "Board") has ordered solicitation of the enclosed proxy in connection with the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Friday, June 28, 1996, at 2:30 P.M., Cleveland time, to consider and act upon matters specified in the Notice of Annual Meeting of Shareholders preceding this Proxy Statement.

        The expense of soliciting proxies, including the costs of preparing, assembling and mailing the Notice, Proxy Statement and proxy, will be borne by the Company. Besides solicitation by mail, solicitations may be made by personal interview, telephone and telegram by officers and other regular employees of the Company. Brokerage houses, banks and other persons holding shares in nominee names have been requested to forward solicitation materials to the beneficial owners of shares held of record by such persons. The Company will reimburse such persons for their reasonable expenses.

        Shareholders have cumulative voting rights in the election of directors, provided that a) any shareholder gives notice in writing to the Chairman, President, a Senior Vice President or the Secretary of the Company, not less than 48 hours before the time fixed for the holding of the meeting, that he or she desires that the voting at such election be cumulative, and b) an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or the Secretary or by or on behalf of the shareholder giving such notice. If cumulative voting is so invoked, a shareholder may cumulate votes for the election of a nominee by casting a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled. The shareholder also may distribute his or her votes between or among two or more nominees on the same basis. Unless otherwise indicated by the shareholder, where cumulative voting is invoked, the persons named in the enclosed proxy will vote, in their discretion, for one or more of the nominees for whom authority was not withheld and will cumulate votes so as to elect the maximum number of nominees proposed by the Board. If cumulative voting is not invoked at the Annual Meeting with respect to the election of directors, the proxies will vote the number of shares on the proxy card for only those Board nominees for whom authority has not been withheld.

        Under Ohio law, unless the writing appointing a proxy otherwise provides, a shareholder, without affecting any vote previously taken, may revoke his or her proxy by a later proxy or by giving notice of revocation in writing or in an open meeting. However, your presence at the meeting by itself will not operate to revoke your proxy.

        Under Ohio law and the Company's Amended Articles of Incorporation and Regulations, if a quorum is present at the meeting, the nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting by the shares present in person or by proxy and entitled to vote will be elected directors. Proposal 2 must be approved by a majority of the voting power of the Company's shares present in person or represented by proxy at the Annual Meeting. The withholding of a vote with respect to the election of any nominee for director or the abstention of a vote with respect to Proposal 2 will have the practical effect of a vote against that nominee or against Proposal 2, respectively. If a quorum exists, a broker non-vote with respect to any share will not effect the election of directors or passage of Proposal 2 since the share is not considered present for voting purposes.

        The mailing address of the Company's World Headquarters is One American Road, Cleveland, Ohio 44144. Copies of this Proxy Statement and forms of proxy will be first sent or given to shareholders on or about May 17, 1996.

VOTING SECURITIES AND RECORD DATE

        As of May 3, 1996, there are outstanding, exclusive of Treasury shares which cannot be voted, 70,335,564 Class A Common Shares ("Class A Shares") entitled to one vote per share and 4,552,528 Class B Common Shares ("Class B Shares") entitled to ten votes per share upon all matters presented to the shareholders. Holders of such shares of record at the close of business on May 3, 1996, are the only shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

BOARD OF DIRECTORS

        We are greatly saddened to report that Frank E. Joseph, Director Emeritus, passed away on June 28, 1995. Frank had served on the Board with distinction from 1944 to 1991. We will miss his wise counsel and companionship and wish his wife Martha and family our sincerest condolences.

        The Board of Directors met five times during the fiscal year ended February 29, 1996 ("FY 96"). In addition, the Board of Directors took action without a meeting on two occasions pursuant to Section 1701.54 of the Ohio Revised Code and the Regulations of the Company.

        The Board of Directors has standing Executive, Audit, Nominating and Compensation Committees.

        The Executive Committee has the same power and authority as the Board between meetings of the Board, except that it may not fill vacancies on the Board or on Committees of the Board. The Executive Committee met ten times during FY 96. It also took action without a meeting fourteen times pursuant to
Section 1701.63(D) of the Ohio Revised Code and the Regulations of the Company. Members included Irving I. Stone (Chairman of the Committee), Edward Fruchtenbaum, Albert B. Ratner and Morry Weiss.

        The Audit Committee is composed of directors who are not officers or employees of the Company.* The Committee has general powers relating to accounting, auditing and legal compliance matters. It recommends the selection of and monitors the independence of the Company's independent auditors. It reviews the audit plan, the results of the audit engagement and the activities of the Company's internal audit staff. It considers the audit and non-audit fees of the independent auditors and directs special investigations. It also reviews and monitors the Company's various legal compliance programs. Members included Scott S. Cowen (Chairman of the Committee), Harry H. Stone, Jeanette S. Wagner, and Abraham Zaleznik. The Audit Committee met three times during FY 96.

        The Nominating Committee is composed of directors who are not officers or employees of the Company.* The Committee makes recommendations to the Board regarding the size and composition of the Board and qualifications for membership. It recommends nominees to fill Board vacancies and new positions, as well as a slate of Board nominees for annual election by the shareholders. Members included Abraham Zaleznik (Chairman of the Committee), Albert B. Ratner, Harry H. Stone and Milton A. Wolf. The Committee did not meet during FY 96. The Committee would be pleased to consider written suggestions forwarded by shareholders to the Secretary of the Company concerning qualified candidates for election as directors.

        The Compensation Committee is composed of directors who are not officers or employees of the Company. The Committee reviews the compensation packages offered to the Company's officers generally and develops and administers the compensation plans for the Chairman and Chief Executive Officer and the President and Chief Operating Officer. The Committee also grants stock options to officers and certain key employees pursuant to the Company's stock option plans. Members included Albert B. Ratner (Chairman of the Committee), Scott S. Cowen, Herbert H. Jacobs, Jeanette S. Wagner and Abraham Zaleznik. The Committee met once during FY 96 and took action without a meeting twelve times during FY 96 pursuant to Section 1701.63(D) of the Ohio Revised Code and the Regulations of the Company.

        During FY 96 each director attended 75 percent or more of the aggregate of the meetings of the Board and the respective Committees on which he or she serves.

* Harry H. Stone is not an officer or employee of the Company, but is the brother of Irving I. Stone, Founder-Chairman.

SECTION 16 COMPLIANCE

        Under Section 16 of the Securities Exchange Act of 1934 ("Act"), the Company's directors and executive officers are required to report their initial appointment as directors or executive officers of the Company to the Securities and Exchange Commission ("SEC") within ten days of their appointment. This same group, along with holders of more than 10% of the Company's Common Shares, is required to disclose in a timely fashion any transactions in the Company's Common Shares. To this end, the Company periodically reminds this group of their reporting obligation and assists each of them in making the required disclosure once the Company is notified that a reportable event has occurred. The Company is required to disclose in this Proxy Statement any failure by members of these groups to make timely Section 16 reports.

        The February 29, 1996 grant of the Company's Class A Shares to Edward Fruchtenbaum under his employment agreement (as more fully described in the section of this Proxy Statement captioned "COO Restricted Stock Plan") was not reported on a timely basis on Form 4, but was reported about a month later on a Form 5.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

        The Company's Board of Directors is comprised of three classes of directors, each class having a three year term. Class I members are to be elected at the June 28, 1996 Annual Meeting.

        It is proposed that, in accordance with the Company's Regulations, the number of Class I directors be fixed at four.

        It is proposed that the shareholders elect the three nominees named below, each of whom is currently a director of the Company, leaving one vacancy in Class I. The term of office to be served by each nominee in Class I, if elected, will be three years, until the 1999 Annual Meeting, or until his or her successor is duly elected and qualified.

        All Class I directors have agreed to stand for re-election.

        The following is biographical information as of May 17, 1996, including business experience during at least the past five years, with respect to each nominee for election as a director and for the other seven directors whose terms will continue after the Annual Meeting.

NOMINEES FOR ELECTION TO TERM EXPIRING IN 1999

(Class I)

Herbert H. Jacobs (73)

        Director (1984), member of the Compensation Committee

        Dr. Jacobs' principal occupation is the management of his private investments. He is a real estate developer and a consultant to various companies, including the Company.

Jeanette Sarkisian Wagner (66)

        Director (1990), member of the Audit and Compensation Committees

        Mrs. Wagner's principal occupation is President of Estee Lauder International, Inc., the largest subsidiary of Estee Lauder Inc. Mrs. Wagner's career at Estee Lauder has included marketing and general management assignments domestically and internationally. As President of Estee Lauder International, Inc., Mrs. Wagner heads an organization that markets the Aramis, Clinique, Estee Lauder, Origins and Prescriptives brands, and manages affiliate sales operations in thirty-two countries, and over 50 distributors and duty-free operations. She also serves as a director of Stride Rite Corporation (manufacturer of footwear).

Morry Weiss (56)

        Director (1971), Chairman and Chief Executive Officer, member of the Executive Committee

        Mr. Weiss' principal occupation is Chairman and Chief Executive Officer of the Company, a position he has held for more than five years. He also serves as a director of National City Bank - Cleveland (bank/financial institution), National City Corporation (holding company of National City Bank - Cleveland and other banks), Syratech Corporation (holding company for Wallace International, distributor of silver and stainless flatware and hollowware) and is a member of the advisory board of Primus Venture Partners (equity investor in companies requiring growth capital). He also serves as a director of Artistic Greetings Incorporated (specialty mail order). (1)(2)

VOTE REQUIRED. The nominees who receive the greatest number of votes cast for the election of directors at the Annual Meeting by the shares present in person or by proxy and entitled to vote will be elected directors.



                   YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
                       FOR THE ADOPTION OF THIS PROPOSAL.
                       ---

Proxies solicited by the Board of Directors will be so voted unless shareholders specify to the contrary in their proxies or specifically withhold their vote for particular nominees.


CONTINUING DIRECTORS WITH TERM EXPIRING IN 1997

(Class II)

Albert B. Ratner (68)

        Director (1979), Chairman of the Compensation Committee, member of the Executive and Nominating Committees

        Mr. Ratner's principal occupation is Co-Chairman of the Board and a director of Forest City Enterprises, Inc. (a conglomerate corporation engaged in real estate development, sales, investment, construction and lumber wholesale) and an officer of its various subsidiary companies.
        (3)

Harry H. Stone (78)

        Director (1944), member of the Audit and Nominating Committees

        Mr. Stone's principal occupation is President of The Courtland Group, Inc. (investments, property, and business development and management).
        (1)

Abraham Zaleznik (72)

        Director (1988), Chairman of the Nominating Committee, member of the Audit and Compensation Committees

        Dr. Zaleznik is Matsushita Professor of Leadership Emeritus at the Harvard University Graduate School of Business Administration. Dr. Zaleznik performs consulting services and is a director of Ogden Corporation (various service businesses), Timberland, Inc. (a manufacturer of shoes and various apparel items), Le Chateau Stores, Ltd. (specialty retailing) and TJX Co. (specialty retailing).

CONTINUING DIRECTORS WITH TERM EXPIRING IN 1998

(Class III)

Scott S. Cowen (49)

        Director (1989), Chairman of the Audit Committee, member of the Compensation Committee

        Dr. Cowen's principal occupation is Dean and Albert J. Weatherhead, III Professor of Management, Weatherhead School of Management at Case Western Reserve University. Dr. Cowen serves as a director of Premier Industrial Corporation (an industrial distributor of electronic components, fire fighting equipment and vehicle repair products), FabriCenters of America, Inc. (a specialty store retailer), Forest City Enterprises, Inc. (a conglomerate corporation engaged in real estate development, sales, investment, construction and lumber wholesale), LDI Corporation (computer leasing), and Society National Bank (commercial and consumer banking services).

Edward Fruchtenbaum (48)

        Director (1990), President and Chief Operating Officer, member of the Executive Committee

        Mr. Fruchtenbaum is President and Chief Operating Officer of the Company, a position he has held since March 1, 1992. From 1986 to January, 1990, Mr. Fruchtenbaum served as Vice President-Marketing Administration, Group Vice President-Sales, Marketing and Creative, and Senior Vice President-Marketing for the Company. From January 1, 1990, until February 29, 1992, he served as President of the U.S. Greeting Card Division of the Company. Mr. Fruchtenbaum serves as a director of MacDonald & Company Investments, Inc. (investment services).

Irving I. Stone (87)

        Director (1944), Founder-Chairman, Chairman of the Executive Committee

        Mr. Stone's principal occupation is Founder-Chairman of the Company, a position he has held for more than five years, and Chairman of the Executive Committee. He also serves as a director of Artistic Greetings Incorporated (specialty mail order) and Liberty Mutual Insurance Company (a health and life insurance company). (1) (2)

Milton A. Wolf (71)

        Director (1981), member of the Nominating Committee

        Dr. Wolf served as U.S. Ambassador to Austria and has a Ph.D. in Economics from Case Western Reserve University. His principal occupation is President of Milton A. Wolf Investors (private investments) and Chairman of Zehman-Wolf Management, Inc. (a property management company). Dr. Wolf is a trustee of Town and Country Trust (a publicly-held real estate investment trust).


_________________

        (1)    Irving I. Stone and Harry H. Stone are brothers. Irving
               I. Stone is the father-in-law of Morry Weiss.

        (2) The Company owns an interest of approximately 38% in Artistic Greetings Incorporated.

        (3) The Company rents retail store space in various shopping malls from Forest City Rental Properties Corporation (which is a wholly-owned subsidiary of Forest City Enterprises, Inc.) and from Albert B. Ratner's family.

DIRECTORS' COMPENSATION  Messrs. Cowen, Jacobs, Ratner, Wolf, Zaleznik, Harry
H. Stone and Mrs. Wagner each received $30,000 for serving on the Board of Directors during FY 96. Prior to his death on June 28, 1995, Frank Joseph received $10,000 as Director Emeritus during FY 96. No fees were paid to Irving Stone, Morry Weiss or Edward Fruchtenbaum for serving on the Company's Board of Directors during FY 96. In addition, Dr. Jacobs was paid $338,521 during FY 96 for consulting services, including substantial time spent in the acquisitions of S.A. Greetings and the John Sands group. Dr. Jacobs also received $288,000 from the Company in FY 96 in exchange for Dr. Jacob's assignment to the Company of certain patent rights. The Company reimburses directors for expenses incurred in connection with attendance at Board and committee meetings.

EXECUTIVE OFFICERS' COMPENSATION

        The following table shows for each of the last three fiscal years the compensation of the Company's Chairman and Chief Executive Officer and its other four most highly compensated executive officers who were serving as executive officers at February 29, 1996 (hereafter, the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                    ANNUAL COMPENSATION                     COMPENSATION
                           -----------------------------------    --------------------------------
                                                                    AWARDS                PAYOUTS
                                                                  ----------             ---------
                                                                  RESTRICTED              LTIP            ALL OTHER
     NAME AND                                                       STOCK                PAYOUTS           COMPEN-
PRINCIPAL POSITION       YEAR     SALARY              BONUS        AWARDS($)           ($)     (2)        SATION(3)
- -----------------------  ----    ---------         -----------    -----------          ------------      -------------
Morry Weiss,             1996     $550,000         $192,280       $      0                   0             $208,505(4)
Chairman and             1995      500,000          470,000(1)           0               $240,000           170,750(4)
Chief Executive Officer  1994      500,000          470,000(1)           0                360,000            18,521

Edward Fruchtenbaum,     1996     $422,500(5)      $140,714       $711,750(6)                0             $ 17,690
President and Chief      1995      370,000(5)       168,000              0               $168,000            20,560
Operating Officer        1994      370,000(5)       168,000        562,500(6)             252,000            18,521

Erwin Weiss,             1996     $255,572         $ 78,528       $      0                   0             $ 19,207
Senior Vice President    1995      252,979           73,012              0               $ 73,605            22,037
                         1994      239,583           89,289              0                109,424            18,521

William Mason,           1996     $251,583(7)       $ 94,372      $      0                   0             $ 18,730
Senior Vice President    1995      249,057(7)         87,541             0               $ 76,537            21,283
                         1994      229,188(7)(8)      78,196             0                104,960            18,521

Henry Lowenthal,         1996     $227,276          $ 69,524      $      0                   0             $ 18,776
Senior Vice President    1995      221,387            88,858                             $ 84,181            21,547
                         1994      211,567            84,007                              126,272            18,521

________________

(1) Includes $230,000 of annual incentive compensation described more fully below in the section captioned "Chief Executive Officer Compensation".

(2) Represents payout of three year bonus tied to the Company's performance during FY 92, FY 93 and FY 94.

(3) Reflects amounts contributed by the Company under the Retirement Profit Sharing and Savings Plan as well as the Executive Deferred Compensation Plan.

(4) Includes premiums of $185,000 in FY96 and $145,000 in FY95 paid by the Company for an insurance policy for Morry and Judith Weiss. The owners of and beneficiaries under this policy are Mr. and Mrs. Weiss' children.

(5) Includes $20,000 per year representing forgiveness of a portion of a loan from the Company to Mr. Fruchtenbaum, as more fully described below in the section of this Proxy Statement captioned "Certain Relationships and Related Transactions".

(6) See discussion of restricted stock awards under Mr. Fruchtenbaum's employment agreement in the Report of the Compensation Committee of the Board of Directors on Executive Compensation under the heading "Long-Term Equity-Based Incentive Compensation". The value of all restricted stock held by Mr. Fruchtenbaum at the end of FY 96 was $1,505,675. The number of shares of restricted stock held by Mr. Fruchtenbaum at the end of FY 96 was 55,000. Mr. Fruchtenbaum receives dividends only with respect to the 17,000 restricted Class A Shares that had vested as of the end of FY 96.

(7) Includes special $25,000 annual payment made pursuant to an employment arrangement with the Company. This amount is considered base pay for purposes of determining the Company's contribution to Mr. Mason's account in the Retirement and Profit Sharing and Savings Plan and for purposes of his Supplemental Executive Retirement Plan account, but is not considered base pay for purposes of determining the One Year Bonus and Three Year Bonus discussed in the section of this Proxy Statement captioned "Executive Bonus Plans".

(8) Includes the retroactive effect (to June 1, 1993) of Mr. Mason's April 1994 merit increase.

EMPLOYMENT AGREEMENTS. The Company has an employment agreement with each Named Executive Officer (other than Morry Weiss). Mr. Fruchtenbaum's agreement, initially dated May 18, 1992, as thereafter amended, provides for a three year term which is renewed on a rolling basis for subsequent three year terms. In FY 96, Mr. Fruchtenbaum received an annual base salary of $402,500 and was eligible for the bonus amounts more fully described in the Report of the Compensation Committee of the Board of Directors on Executive Compensation under the heading "Executive Bonus Plans" and restricted stock awards more fully described under the heading of the Report entitled "Long-Term Equity-Based Incentive Compensation". Mr. Fruchtenbaum's agreement provides that if he is involuntarily terminated, he is entitled to his annual base salary at the time of such termination for three years after such termination.

        The agreements with Erwin Weiss, William Mason and Henry Lowenthal, each dated July 1, 1984, are for indefinite terms and contain certain confidentiality and non-competition covenants on the part of the employees. Erwin Weiss' agreement provides for minimum annual compensation of $60,000. William Mason's agreement provides for minimum annual compensation of $68,682. Henry Lowenthal's agreement provides for minimum annual compensation of $106,500. Each of these agreements provides that if the Company terminates the employee, the employee will continue to receive his salary at the time of such termination for not less than three months nor greater than twelve months after such termination. The number of months that such salary will continue to be paid is determined on the basis of one-half month for each year of service. As of the end of FY 96, Erwin Weiss was credited with 19 years of service, William Mason was credited with 26 years of service and Henry Lowenthal was credited with 25 years of service with the Company.

DEFERRED COMPENSATION PROGRAM. The Company permits officers and senior management to defer all or a stated amount or percentage of their compensation. A participant in this program will be paid the deferred compensation in accordance with one of the various options outlined in the plan documentation.

RESTORATION BENEFIT. In addition, for FY 96 the Company contributed a restoration benefit under a program to restore retirement benefits lost due to the limitations of Internal Revenue Code Sections 401(a)(17), 401(k)(3) and 415.

INDEMNIFICATION. Section 1701.13(E) of the Ohio Revised Code authorizes the indemnification of directors and officers in the defense of any civil, criminal, administrative or investigative proceedings and the purchase of insurance against any liability asserted against them in such capacity. Article IV of the Regulations of the Company provides for indemnification in terms consistent with the statutory authority. The Company maintains insurance covering certain liabilities of the directors and the elected and appointed officers of the Company and its subsidiaries.

OPTION GRANTS. No options were granted to the Named Executive Officers during FY 96. The Company does not have a stock appreciation rights plan.

OPTION EXERCISES AND FISCAL YEAR-END VALUES. Shown below is information with respect to exercised and unexercised options to purchase the Company's Class A and Class B Common Shares granted to the Named Executive Officers in prior years under the Company's various stock option plans approved by shareholders and subject to applicable law:


                      OPTION EXERCISES IN LAST FISCAL YEAR
                              AND FISCAL YEAR-END
                                 OPTION VALUES

                                                          NUMBER OF
                                                          SECURITIES              VALUE OF
                                                          UNDERLYING             UNEXERCISED
                                                          UNEXERCISED            IN-THE-MONEY
                                                          OPTIONS AT             OPTIONS AT
                                                            FISCAL                 FISCAL
                                                          YEAR-END (#)         YEAR-END ($)(1)
                         SHARES                        -----------------      -----------------
                       ACQUIRED ON        VALUE         EXERCISABLE (E)        EXERCISABLE (E)
        NAME           EXERCISE(#)      REALIZED($)    UNEXERCISABLE (U)      UNEXERCISABLE (U)
- --------------------   -----------      -----------    -----------------      -----------------
Morry Weiss,                  0                0          376,000(E)            $7,166,858(E)
Chairman and                                              170,000(U)            $3,437,179(U)
Chief Executive
Officer


Edward Fruchtenbaum,     13,090          147,721           18,000(E)            $  146,250(E)
President and Chief                                             0(U)            $        0(U)
Operating Officer


Erwin Weiss,                  0                0           38,800(E)            $  460,159(E)
Senior Vice President                                           0(U)            $        0(U)


William Mason,                0                0           23,000(E)            $  191,563(E)
Senior Vice President                                           0(U)            $        0(U)


Henry Lowenthal,              0                0           18,600(E)            $  124,125(E)
Senior Vice President                                           0(U)                     0(U)

(1) Represents the difference between the option exercise price and the closing price of the Company's Class A Common Shares as reported for NASDAQ National Market Securities on February 29, 1996 ($27.375) multiplied by the corresponding number of shares.


SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. A description of the Company's Supplemental Executive Retirement Plan can be found in the Report of the Compensation Committee of the Board of Directors on Executive Compensation under the heading "Supplemental Executive Retirement Plan". At the end of FY 96, all of the Named Executive Officers were qualified under the Plan. The total liability recorded by the Company under this Plan at the end of FY 96 was $14,099,710. During FY 96, retired officers received benefits under the Plan aggregating $692,843. Based upon estimates predicated upon present compen-sation, at age 65 Morry Weiss will receive $131,342 annually, Edward Fruchtenbaum will receive $75,183 annually, Erwin Weiss will receive $41,164 annually, William Mason will receive $46,933 annually and Henry Lowenthal will receive $69,897 annually.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Albert Ratner serves as Chairman of the Compensation Committee. The Company rents retail store space in various shopping malls from Forest City Management, Inc. (which is a wholly-owned subsidiary of Forest City Enterprises, Inc., of which Albert Ratner is Co-Chairman of the Board and a director) and from Albert Ratner's family, upon terms comparable to those that would be generally available from unrelated parties. During FY 96, the Company and its subsidiaries paid a total of $1,046,134 to Forest City Management, Inc. and Albert Ratner's family for retail store space.


                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION


        The Compensation Committee of the Board of Directors ("Committee") establishes, reviews and administers compensation plans for the Chairman and Chief Executive Officer and President and Chief Operating Officer. The Committee consists entirely of directors who are not officers or employees of the Company and who are not eligible to participate in any of the executive compensation plans that the Committee reviews. Among other duties, it also reviews the compensation programs for other executive and non-executive officers of the Company established and administered by the Chairman and Chief Executive Officer.

STATEMENT ON PHILOSOPHY OF EXECUTIVE COMPENSATION.

        The Company's compensation philosophy reflects its belief that the compensation of its executive and non-executive officers should (i) provide a compensation program that motivates officers to achieve their strategic goals by tying officers' compensation to the performance of the Company and applicable business units, as well as to individual performance, (ii) provide compensation reasonably comparable to that offered by other leading companies to their Chief Executive Officers and Chief Operating Officers so as to attract and retain talented executives, and (iii) align the interests of its officers with the long-term interests of the Company's shareholders through the award of stock options and other stock-related programs. The Company's philosophy is to pay its officers fairly, which may include offering certain executive officers total annual compensation exceeding $1,000,000. The compensation packages offered to the Chairman and Chief Executive Officer and to the President and Chief Operating Officer, respectively, are based in part on the recommendations of an outside consulting firm, and in part on factors that are not easily measured, such as leadership and strategic foresight.

IMPLEMENTATION OF PHILOSOPHY.

        The Company's executive compensation plans include base salary, one and three year cash bonuses, a supplemental executive retirement plan, stock options and restricted stock, and a retirement profit sharing and savings plan.

BASE SALARY.

        Base salaries are established based upon the responsibilities and description of a given position and a comparison of compensation levels of similar positions in comparable companies gathered from compensation surveys and the recommendations of outside compensation consulting firms. The Company's base salaries for executives are generally slightly below the median of companies with comparable revenues. Individual performance reviews are generally conducted at least annually and are used in conjunction with the salary range for a given position in determining if an increase in base salary is merited. Such increases in FY 96 were based on the individual's performance as well as increases described in third party compensation studies, achievement of the Company's profit goals and return on invested capital.

EXECUTIVE BONUS PLANS.

        One Year Bonus - The Company has a One Year Bonus Plan for officers and certain key employees. Under the plan, the Board of Directors establishes goals based on earnings targets set by the Board for the fiscal year as to the Company as a whole and for each division and subsidiary. These goals are considered confidential by the Company and are not included in this Report in order to avoid compromising the Company's competitive position. It is the Board's belief that such earnings targets are the best measure of the Company's performance. One or more of the profit goals are then assigned each participant as a target profit goal, based upon which the participant is assigned a target bonus. In no instance may a participant's target bonus exceed 48 percent of his base salary. If the participant's business unit achieves the target goal or goals, he is paid a cash bonus equal to his target bonus. If the performance is above the target profit goal by not more than 10 percent, or below the target profit goal by not more than 20 percent, the cash bonus is increased or decreased by a percentage equal to twice the excess or shortfall. If the performance is less than 80 percent of the target profit goal,the Company pays no bonus; if it is greater than 110 percent of the target profit goal, the bonus remains at 120 percent of the target bonus. In FY 96, William Mason was the only Named Executive Officer to receive all of the target bonus for which he was eligible. The Chief Executive Officer's bonus was equal to approximately 35 percent of his annual base salary.

        Executive Bonus Plan - The Company has an Executive Bonus Plan under which certain officers selected by the Board of Directors, in its discretion, may receive for each fiscal year a bonus computed by applying against their basic salaries at the end of such year the percentage by which net profits of the Company (before income taxes and certain charges) exceed $1,100,000. In FY 96, the Company had net profits of $115,135,000. During FY 96, Irving I. Stone was the only participant in the plan and waived his entitlement to all but $210,000 of the amount that he earned under the plan.

        Three Year Bonus - The Company has a Three Year Bonus Plan for officers and certain key employees. Under this plan a special cash bonus ("Special Bonus") equal to the sum of 100% of the one year unadjusted bonus for three years ("Base Bonus") is payable if the profit goals established by the Board of Directors for the three year bonus plan are achieved. If they are achieved in only two of the three fiscal years, then the Special Bonus to be paid is 60% of the Base Bonus and if achieved in only one fiscal year, the Company pays no Special Bonus under the plan. The profit goals for FY 95, FY 96 and FY 97 were established by the Board in January 1994, and the current plan was implemented at the start of FY 95. FY 96 profit goals were not achieved and therefore a Special Bonus equal to only 60% of the Base Bonus may be payable if profit goals are achieved in FY 97. If such profit goals are not achieved in FY 97, no Special Bonus will be paid under the three year bonus plan.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN.

        The Supplemental Executive Retirement Plan provides that a participant in the plan who retires at age 65 with twenty (20) years of service with the Company will receive up to 20 percent of final average compensation annually for life. Final average compensation is defined as the average of the two highest years of annual compensation during the officer's employment. Annual compensation is defined as annual base compensation plus the bonus that would have been paid under the One

Year Bonus plan if the participant had achieved 100% of his or her target profit goal. Under the plan, a lesser amount will be payable in the event of early retirement. Benefits are not subject to any deduction for Social Security or other offset amounts. Benefits under the plan will be payable to the officer's beneficiary, in the event of death, until a total of 180 monthly payments have been made to both the officer and beneficiary.

LONG-TERM, EQUITY-BASED INCENTIVE COMPENSATION.

        The Company's long-term equity-based incentive compensation programs consist of stock options, stock in lieu of cash bonuses and restricted stock, thereby tying officer compensation directly to shareholder return. An officer benefits if the price of the Company's shares increases. In addition, since the right to exercise options and rights in restricted stock vest over a period of years, the programs create an incentive for an executive to remain with the Company.

        Under the Employee Stock Option Plans officers and key employees of the Company and its subsidiaries are awarded stock options by the Committee to purchase Class A or Class B Shares of the Company. The options are granted at 100 percent of fair market value at the close of business on the last business day preceding the date of grant and generally expire not later than ten years (or ten years and three months in the case of certain options for Class B Shares granted to Morry Weiss) from the date of grant. In general, each option may be exercised to the extent of 25 percent of the number of shares covered thereby one year after the date of grant and in a like number after each of the ensuing three anniversary dates. Options granted to Morry Weiss on January 25, 1988, are exercisable to the extent of ten percent of the number of shares covered thereby one year after the date of grant and in a like number after each of the ensuing nine anniversary dates. The number of share options granted depends upon the level of the position and has generally been consistent with the number of options previously granted with respect to the position. The Company has granted options upon (i) the creation of a new stock option plan;
(ii) the hiring of a new key manager; and (iii) the promotion of an existing key manager.

        Restricted stock grants have been awarded to the President and Chief Operating Officer to retain him, incentivize his long-term performance and further align his equity interests with those of other shareholders.

        COO RESTRICTED STOCK PLAN. Under this plan, the COO was granted 5,000 of the Company's Class A Shares on February 28, 1993, and an additional 10,000 of the Company's Class A Shares on June 1, 1993. These two grants (collectively, the "1993 Grant") became 9,000 and 20,000 shares respectively, as a result of the Company's September 10, 1993, 2-for-1 stock split. (One thousand shares of the 5,000 share grant vested prior to the stock split.) The 1993 Grant vests pursuant to the terms of the COO's employment agreement with the Company based, in part, on the Company's achievement of its profit goals. Dividends and voting rights attach only to vested shares.

        On February 29, 1996, the Company granted, and on each third anniversary (February 28th or 29th) thereafter during the term of the COO's employment agreement with the Company, the Company will grant the COO a block of 30,000 Class A or Class B Shares, all or part of which block will vest ratably (on an annualized basis) over a period of six years (each grant, a "Three Year Grant"). Full vesting of each Three Year Grant is dependent on whether the Company achieves its consolidated pre-tax profit goal. For each year in each Three Year Grant period that the Company fails to achieve its pre-tax profit goal (which is the same profit goal used to calculate the One Year Bonus), 4,000 of the shares granted under the Three Year Grant will lapse and therefore never vest with respect to the COO. The Company did not meet its pre-tax profit goal for FY 96 and, therefore, 4,000 Shares lapsed and became unavailable to the COO.

        Mr. Fruchtenbaum's employment agreement is more fully discussed in the section of this Proxy Statement captioned "Employment Agreements" on page 8.

RETIREMENT PROFIT SHARING AND SAVINGS PLAN.

        Under the Retirement Profit Sharing and Savings Plan in FY 96, the Company contributed to a profit sharing trust eight percent of net profits (before income taxes and certain income and expenses) of the Company and participating subsidiaries. While the directors may authorize additional contributions, no additional contribution was authorized for FY 96. The contribution is allocated to the accounts of the participants upon the basis of their credited compensation. It is impossible to estimate the annual benefits that any participant may be entitled to receive under the plan upon retirement since the amount of such benefits will depend upon a number of factors including, among other things, future net profits, the future credited compensation of the participants and the future net income of the trust fund. In addition, the plan allows employees to have contributions made on their behalf through reduction in their salaries as permitted under Section 401(k) of the Internal Revenue Code. In FY 96, the Company matched twenty-five percent of the first six percent of compensation deferred by an employee (subject to IRS limitations), since the Company achieved at least eighty percent of its profit goal. For the investment of all contributions under the plan, an employee may choose a Company Stock fund, which is invested in Common Shares of the Company and/or the following mututal funds: Vanguard Money Market Reserves Prime Portfolio, Vanguard/Wellington Fund, Vanguard Index Trust-500 Portfolio, Vanguard/Primecap Fund, Vanguard/Wellesley Fund, Vanguard/Windsor II Fund, Vanguard International Growth Portfolio, and Vanguard Bond Index/IC Fund.

CHIEF EXECUTIVE OFFICER COMPENSATION.

        Morry Weiss has served as Chairman and Chief Executive Officer of the Company since March 1, 1992. His compensation plan includes a base salary, one and three year bonuses, stock options and additional annual incentive compensation consisting of $230,000 in cash or the Company's Class A or Class B Common Shares, at Mr. Weiss' election, awarded at the end of each fiscal year in which the Company achieves its annual profit goal, as approved by the Board near the start of each fiscal year. The Company's annual profit goal for FY 96 was not achieved and therefore Mr. Weiss received none of the $230,000. Mr. Weiss' plan has remained generally the same since it was established by the Board in 1992. The Compensation Committee and Board annually review the plan.

        In fixing his base salary and target bonus levels, as well as in determining the number of stock options granted to Mr. Weiss, the Committee and the Board reviewed the performance of both the Company and Mr. Weiss, as well as a compensation study. Based on a 1992 compensation study, Mr. Weiss' 1992 compensation was below the median compensation of CEOs in the study.

        Mr. Weiss received a base salary of $550,000 plus bonus of $192,280 in FY 96. The Committee determined not to increase Mr. Weiss' base salary for FY
97. They have provided for a split-dollar life insurance program for Mr. Weiss and his family.

IMPACT OF SECTION 162 OF THE INTERNAL REVENUE CODE.

        The Revenue Reconciliation Act of 1993 amended Section 162 of the Internal Revenue Code to eliminate the deductibility of certain compensation over $1,000,000 paid to the chief executive officer and other named executive officers. In 1994, the Company's shareholders approved compensation plans for the Company's Chairman and Chief Executive Officer and President and Chief Operating Officer that allow the Company to deduct for tax purposes amounts in excess of $1,000,000 that are performance-based and that are payable to each individual under those plans.

SUMMARY.

        The Committee will continue to review the Company's executive compensation programs to assure that such programs are consistent with the objective of increasing shareholder value.

                          Albert B. Ratner (Chairman)
                          Scott S. Cowen
                          Herbert H. Jacobs
                          Jeanette S. Wagner
                          Abraham Zaleznik

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

        The line graph on the following page compares the yearly percentage change of the cumulative total shareholder return on the Company's Class A Shares against the cumulative total return of the S&P 500 Composite Index and the S&P Miscellaneous Index for the five fiscal years ending February 29, 1996. The Company believes that it cannot reasonably identify a published index or a peer group of companies that are in a similar line of business. However, the S&P Miscellaneous Index is a published index, comprised of companies in lines of business that are not readily identified with other published indices, that includes the Company.

        Shareholder returns assume $100 was invested in each of the Company's Class A Shares, the S&P 500 Composite Index and the S&P Miscellaneous Index at February 28, 1991, and that all dividends were reinvested.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
           AMONG AMERICAN GREETINGS CORPORATION, THE S&P 500 INDEX
                       AND THE S&P MISCELLANEOUS INDEX

                                  [GRAPHIC]

                      AMERICAN
(Fiscal years ended   GREETINGS                         S&P
February 28/29)         CORP.          S&P 500      MISCELLANEOUS
 2/91                   $100            $100            $100
 2/92                   $115            $115            $116
 2/93                   $132            $128            $137
 2/94                   $156            $139            $148
 2/95                   $168            $149            $158
 2/96                   $160            $201            $191

* $100 invested on 2/28/91 in stock or index - including reinvestment of dividends. Fiscal years ended February 28/29.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On March 1, 1990, the Company made a ten year loan of $200,000 to Edward Fruchtenbaum, President and Chief Operating Officer of the Company, under a Loan Agreement and Promissory Note, at ten percent (10%) simple interest per annum based on the principal balance on March 1 during each year of the ten year term. The Company agreed to forgive $20,000 of principal at the end of each fiscal year during such term, beginning February 28, 1991. The Company also agreed to forgive the entire remaining principal balance, plus accrued interest, if and when Mr. Fruchtenbaum dies, becomes totally disabled, is terminated either by the Company or as a result of a change in control of the Company, or retires or terminates his employment as mutually agreed by the Company and Mr. Fruchtenbaum. If he terminates his employment without the Company's consent, Mr. Fruchtenbaum has promised to repay the then current principal balance, plus accrued interest as of the beginning of the applicable fiscal year. The principal balance as of March 1, 1996, was $80,000.

        The Company has a consulting arrangement with Dr. Herbert H. Jacobs who serves on the Company's Board of Directors. Dr. Jacobs performs consulting services for the Company on a project-by-project basis, and invoices the Company for his fees and expenses on a per diem basis. Dr. Jacob's consulting arrangement does not provide for a fixed term of engagement.

SECURITY OWNERSHIP OF MANAGEMENT

        At the close of business on February 29, 1996, the non-employee directors, the Named Executive Officers and the directors and officers as a group beneficially owned and had sole voting and dispositive power (except as otherwise indicated) of the Common Shares of the Company as set forth in the following table:

                                                                                            PERCENT
                                                         AMOUNT AND NATURE                  OF CLASS
        NAME                    TITLE OF CLASS         OF BENEFICIAL OWNERSHIP             OUTSTANDING
- -------------------------       --------------         -----------------------             -----------
NON-EMPLOYEE DIRECTORS

Scott S. Cowen                  Class A Common                     800                          #
                                Class B Common                       -                          -

Herbert H. Jacobs               Class A Common                     200                          #
                                Class B Common                       -                          -

Albert B. Ratner                Class A Common                  20,040                       0.03
                                Class B Common                       -                          -

Harry H. Stone                  Class A Common                     962                          #
                                Class B Common                  40,604 (1)                   0.89

Jeanette S. Wagner              Class A Common                     200                          #
                                Class B Common                       -                          -

Milton A. Wolf                  Class A Common                   6,800                          #
                                Class B Common                       -                          -

Abraham B. Zaleznik             Class A Common                     400                          #
                                Class B Common                       -                          -

EXECUTIVE OFFICERS

Morry Weiss*                    Class A Common                     380 (4)                      #
                                Class B Common                 616,501 (1)(2)(4)(5)         13.52

Ed Fruchtenbaum*                Class A Common                  24,278 (2)                    0.3
                                Class B Common                       - (2)                      -

Erwin Weiss                     Class A Common                       - (2)                      -
                                Class B Common                   5,124 (2)                   0.11

William R. Mason                Class A Common                       - (2)                      -
                                Class B Common                   1,060 (2)                      #

Henry Lowenthal                 Class A Common                  15,384 (2)                    0.2
                                Class B Common                       - (2)                      -

All directors and officers      Class A Common                 130,440 (2)(4)                0.19
as a group (19 persons          Class B Common               2,697,619 (2)(3)(4)(5)(6)      59.16
including the above)

* Also serves as a director of the Company
# less than 0.01% of class outstanding

__________________

  (1) These shares are subject to a Shareholders' Agreement, dated November 19, 1984, which provides that shareholders who are parties thereto will offer Class B Shares to the other signatory shareholders and then to the Company before transferring Class B Shares outside of a group consisting of certain family members, family trusts, charities and the Company. The Shareholders' Agreement terminates on December 31, 2014, unless extended.

  (2) Excludes the following shares for the following individuals, who under Rule 13d-3 of the Securities Exchange Act are deemed to be the beneficial owners of those shares by having the right to acquire ownership thereof within 60 days pursuant to outstanding stock options:


   Name                 Title of Class       Amount     Percent of Outstanding
- -------------------     --------------     ----------   ----------------------
Morry Weiss             Class B Shares      376,000            (8.25%)

Edward Fruchtenbaum     Class A Shares            -                -
                        Class B Shares       18,000            (0.39%)

Erwin Weiss             Class A Shares       18,800            (0.03%)
                        Class B Shares       20,000            (0.44%)

William R. Mason        Class A Shares        3,000                #
                        Class B Shares       20,000            (0.44%)

Henry Lowenthal         Class A Shares        2,010                #
                        Class B Shares       16,590            (0.36%)

All Directors and       Class A Shares       55,810            (0.08%)
officers as a group     Class B Shares      565,590           (12.40%)

  (3) Excludes 200,000 Class B Shares (4.39%) held by the Irving I. Stone Support Foundation.

  (4) Excludes the following shares, which under Rule 13d-3 of the Securities Exchange Act are deemed to be beneficially owned: 148 Class A Shares [less than 0.01%] and 8,989 Class B Shares [0.20%] held for the benefit of certain officers (including 135 Class A Shares [less than 0.01%] and 8,149 Class B Shares [0.18%] held for the benefit of Morry Weiss) as participants in the Company Stock Fund of the American Greetings Retirement Profit Sharing and Savings Plan. Each officer has voting power with respect to the shares allocated to his or her account, but such officers do not have the dispositive power or right to acquire ownership of those shares within 60 days.

  (5) Excludes 146,625 Class B Shares (3.22%) owned by Mr. Weiss' wife and children. Mrs. Weiss and the children are parties to the Shareholders' Agreement. Mr. Weiss disclaims beneficial ownership of these shares.

  (6) Certain of these shares are subject to the Shareholders' Agreement discussed in note 1 above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table presents certain information regarding shareholders who are known to the Company to be beneficial owners of more than 5% of any class of the Company's voting securities as of the close of business on May 3, 1996.


                                                                                              PERCENT
                                                             AMOUNT AND NATURE                OF CLASS
        NAME                        TITLE OF CLASS        OF BENEFICIAL OWNERSHIP            OUTSTANDING
- --------------------------------    --------------        -----------------------            -----------
Irving I. Stone                     Class A Common                  -                               -
One American Road                   Class B Common          2,022,146 (1)(2)(3)                 44.41
Cleveland, Ohio

American Greetings                  Class A Common             56,119 (6)                           #
Retirement Profit Sharing           Class B Common          1,140,350 (6)                       25.04
and Savings Plan
Vanguard Fiduciary Trust Company
Vanguard Financial Center
300 Vanguard Boulevard
Malvern, Pennsylvania

Morry Weiss                         Class A Common                445 (4)                           #
One American Road                   Class B Common            616,501 (1)(2)(4)(5)              13.54
Cleveland, Ohio

Cooke & Bieler, Inc.                Class A Common          4,839,950                            6.88
1700 Market Street                  Class B Common                  -                               -
Philadelphia, Pennsylvania

Loomis Sayles & Company             Class A Common          3,648,600                            5.18
One Financial Center                Class B Common                  -                               -
Boston, Massachusetts

* less than 0.01% of class outstanding

_________________

  (1) These shares are subject to a Shareholders' Agreement. See footnote (1) to the table under "Security Ownership of Management" above. As a party to the Shareholders' Agreement and a Trustee under Irving I. Stone's revocable trust, Morry Weiss' wife, Judith S. Weiss, may be deemed to be a beneficial owner of more than five percent of the Class B Shares. Similarly, as parties to the Shareholders' Agreement, Harry H. Stone and each of Mr. Weiss' children (Gary, Jeffrey, Zev and Elie) may be deemed to be a beneficial owner of more than five percent of the Class B Shares.

  (2)    See footnote (2) to the table under "Security Ownership of Management".

  (3)    See footnote (3) to the table under "Security Ownership of Management".

  (4)    See footnote (4) to the table under "Security Ownership of Management".

  (5)    See footnote (5) to the table under "Security Ownership of Management".

  (6) The American Greetings Retirement Profit Sharing and Savings Plan currently holds these shares for the benefit of the plan participants who have elected to invest in Company Stock. These participants have voting power over the shares allocated to their accounts. The Admin-istrative Committee of the plan has the power to vote any shares not voted by the participants. The Administrative Committee has dispositive power over plan shares. Plan shares are held in custody by the plan trustee, Vanguard Fiduciary Trust Company - Malvern, PA.

                                   PROPOSAL 2

                  APPROVAL OF 1996 EMPLOYEE STOCK OPTION PLAN

        On February 26, 1996, the Board of Directors adopted, subject to shareholder ratification and approval at the June 28, 1996 Annual Meeting, the 1996 Employee Stock Option Plan (the "1996 Plan"). Under the 1996 Plan, options may be granted to key employees of the Company and its subsidiaries, including officers and officers who are directors, to purchase Class A Common Shares and/or Class B Common Shares of the Company. Subject to adjustment as described below, the maximum number of Class A Common Shares authorized to be issued under the 1996 Plan is 950,000 shares, and the maximum number of Class B Common Shares is 200,000 shares. The Class A Common Shares to be offered under the 1996 Plan may be either treasury or authorized but unissued shares or a combination of the foregoing. The Class B Common Shares may be treasury shares. At May 3, 1996, options for 812,400 Class A Common Shares and 161,000 Class B Common Shares had, subject to shareholder ratification and approval of the 1996 Plan, been granted under the 1996 Plan as follows: Named Executive Officers, 66,000 Class B Common Shares; all Executive Officers as a group (including all Named Executive Officers), 161,000 Class B Common Shares; all others, 812,400 Class A Common Shares.

SUMMARY OF 1996 PLAN.

        The full text of the 1996 Plan is set forth in Exhibit A to this Proxy Statement. The following summary of provisions of the 1996 Plan is qualified in its entirety by reference to Exhibit A.

PURPOSE.

        The purpose of the Plan is to attract and retain superior personnel by affording officers and selected key employees of the Company and its subsidiaries the opportunity to share in future appreciation in the share value of the Company's stock, thereby creating an inventive for outstanding performance that may maximize shareholders' return on investment over the long term.

ADMINISTRATION.

        The 1996 Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). Subject to the limitations in the 1996 Plan, the Committee has the authority to determine and designate the officers and key employees to whom options are to be granted, the number and class of shares to be optioned, the option price, the type of options, the option period, the terms of payment of the option price, and the other terms and conditions of each option.

PARTICIPATION.

        At May 10, 1996, there are approximately 999 employees who are participating in the 1996 Plan. It is not possible to predict the number or identity of future optionees in the 1996 Plan or, except as set forth in the 1996 Plan, to describe the provisions that may be included in specific option agreements.

OPTION PRICE, PAYMENT.

        The option price may not be less than the price of the Class A Common Shares quoted by the National Association of Securities Dealers at the close of business on the date preceding that on which the option is granted. The option price is payable in either cash or, in whole or in part, Class A and/or Class B Common Shares valued at the price of Class A Common Shares quoted by the National Association of Securities Dealers as of the close of business on the date of exercise, to the extent permitted by all applicable laws and regulations. However, the Board of Directors may prohibit such exercise if at such time it determines that the application of any Financial Accounting Standards Board rule affecting the tender of shares would be detrimental to the best interest of the Company. The 1996 Plan also provides for the grant of additional options, referred to as "reload options". Under the terms of options that include a reload feature, those optionees who tender Company shares held for at least six (6) months as payment of the purchase price for optioned shares will receive new options equal to the number of the shares tendered at the then-current market price. No separate consideration is paid for the reload option itself. All options granted under the 1996 Plan (subject to shareholder ratification and approval at the June 28, 1996 Annual Meeting) include a reload option feature. Reload options may not be exercised after the date of expiration of the underlying options.

FEDERAL INCOME TAX CONSEQUENCES.

        The grant of an option under the 1996 Plan is not a taxable event to an optionee for federal income tax purposes. The exercise of an option under the 1996 Plan generally will result in ordinary taxable income to an optionee and a deduction to the Company equal to the excess of the fair market value over the option price at exercise.

OPTION PERIOD.

        Options granted under the 1996 Plan will expire no later than ten years after the date of grant. Shares not purchased under options that expire prior to exercise shall again be available for purposes of the 1996 Plan.

ADJUSTMENTS.

        The 1996 Plan provides for adjustments in the option price and in the number and kinds of shares or other securities covered by outstanding options as the Board of Directors may determine is equitably required to prevent dilution or enlargement of the rights of optionees that would otherwise result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or any merger, consolidation, separation, reorganization or partial or complete liquidation or any other corporate transaction or event having a similar effect.

TRANSFER.

        No option granted under the 1996 Plan will be transferable, except as may be provided in the individual optionee's stock option agreement with the Company.

VOTE REQUIRED.

        Unless instructed to abstain or to vote against Proposal 2, the persons named in the accompanying form of proxy will vote the shares represented by properly executed and delivered proxies in favor of Proposal 2. The affirmative vote of a majority of the voting power of the shares present in person or by proxy at the Annual Meeting (excluding abstentions) in connection with Proposal 2 is required for adoption.


                   YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
                        FOR THE ADOPTION OF PROPOSAL 2.
                        ---
                   _______________________________________

                              CAUTIONARY STATEMENT


CERTAIN STATEMENTS CONTAINED IN THE PRESIDENT'S LETTER, THE PROXY STATEMENT, AND THE ANNUAL REPORT TO SHAREHOLDERS ARE FORWARD-LOOKING. MANY FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THESE STATEMENTS, INCLUDING LOSS OF MARKET SHARE THROUGH COMPETITION, INTRODUCTION OF COMPETING PRODUCTS BY OTHER FIRMS, RETAILERS' BANKRUPTCIES, THE LEVEL OF RETAIL INDUSTRY SALES, COMPETITIVE TERMS OF SALE OFFERED TO CUSTOMERS TO EXPAND OR MAINTAIN BUSINESS, LACK OF ACCEP-TANCE OF NEW PRODUCTS BY CONSUMERS OR RETAILERS AND INTEREST RATE AND FOREIGN EXCHANGE FLUCTUATIONS. SUCH FACTORS ARE DISCUSSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                   _______________________________________

SHAREHOLDER PROPOSALS.

        Shareholders may submit proposals on matters appropriate for shareholder action, consistent with regulations of the SEC. If a shareholder intends to present a proposal at next year's Annual Meeting, it must be received by the Secretary of the Company (at One American Road, Cleveland, Ohio 44144) no later than January 17, 1997, in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.

AUDITORS.

        The firm of Ernst & Young and its predecessors have been the independent auditors of the Company since its incorporation in 1944. The Company contemplates no change. Representatives of Ernst & Young will be present at the Annual Meeting and will have the opportunity to make a statement if they want to do so. They will also be available to respond to appropriate questions.

OTHER BUSINESS.

        The management knows of no other matters to be acted upon at the meeting, but if any such matters properly come before the meeting, it is intended that the persons voting the proxies will vote them according to their best judgment.



                                              By Order of the Board of Directors


                                              JON GROETZINGER, JR.
                                              Secretary


                         PLEASE EXECUTE AND RETURN THE
                        ENCLOSED PROXY PROMPTLY WHETHER
                        OR NOT YOU EXPECT TO ATTEND THE
                        ANNUAL MEETING OF SHAREHOLDERS.

                         AMERICAN GREETINGS CORPORATION

                        1996 EMPLOYEE STOCK OPTION PLAN

NAME AND GENERAL PURPOSE OF PLAN. The name of the plan is the American Greetings Corporation 1996 Employee Stock Option Plan ("Plan"). The purpose of the Plan is to attract and retain superior personnel by affording officers and selected key employees of American Greetings Corporation and its subsidiaries (the "Company") the opportunity to share in future appreciation in the share value of the Company's stock, thereby creating an incentive for outstanding performance that may maximize shareholders' return on investment over the long term.

1. OPTIONS ISSUABLE UNDER PLAN. The total number of shares that may be issued under options granted pursuant to this Plan shall not exceed 950,000 Class A Common Shares, par value $1 per share, and 200,000 Class B Common Shares, par value $1 per share, except to the extent of adjustments authorized in paragraph 5 of this Plan. Such Class A Common Shares may be treasury shares or author-ized but unissued shares or a combination of the foregoing. Such Class B Common Shares may be treasury shares. To the extent that a stock option expires or is otherwise terminated, cancelled or surrendered without being exercised, the shares of stock underlying such stock option shall again be available for issuance in connection with future grants under the Plan.

2. ELIGIBILITY. The Compensation Committee of the Company's Board of Directors ("Compensation Committee") may, from time to time and upon such terms and conditions as it may determine, grant options ("Options") to buy Company Class A and/or Class B Common Shares to officers (including officers who are members of the Company's Board of Directors) and other key employees of the Company and any of its subsidiaries ("Optionees"), and may fix the number of shares to be covered by each Option. Additional Options may be granted to the same person, whether or not the Option or Options previously granted to such person remain unexercised.

3. DURATION. No Option shall run for more than ten (10) years from the date granted.

4. GRANT PRICES. The grant price of an Option shall not be less than the price of the Class A Common Shares quoted by the National Association of Securities Dealers (NASD) at the close of business on the last business day preceding that day on which the Option is granted. The grant price shall be payable in either cash or, in whole or in part, Class A and/or Class B Common Shares of the Company valued (in the case of both Class A and Class B Common Shares) at the price for Class A Common Shares quoted by NASD at the close of business on the date of exercise, to the extent permitted by all applicable laws and regulations. However, the Compensation Committee may prohibit such exercise if at such time it determines that the application of any Financial Accounting Standard Board rule affecting the tender of shares would be detrimental to the best interests of the Company.

5. ADJUSTMENTS. The Compensation Committee may make or provide for such adjustments in the grant price of an Option and in the number or kind of shares or other securities covered by outstanding Options as the Compensation Committee, in its sole discretion exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Optionees that would otherwise result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, separation, reorganization or partial or complete liquididation, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Compensation Committee, in its discretion, may provide in substitution for any and all outstanding Options under the Plan, such alternate consideration as it, in good faith, may determine is equitable in the circumstances.

6. EXERCISE. Optionees may exercise their Options upon receipt by the Company of such forms as the Company may require in advance of exercise and the required payment. A stock certificate may be issued as soon as practical after exercise and payment. Each Option may be exercisable in installments of shares. The Compensation Committee may accelerate the period of time to exercise any installments of an Option then outstanding. Unless otherwise provided in an Optionee's stock option agreement, an Option is exercisable during an Optionee's lifetime only by the Optionee, except that in case of incompetence or disability of an Optionee, an Option may be exercised on behalf of the Optionee by the Optionee's guardian or legal representative. Any Option may provide for deferred payment of the option price. If, following an Option exercise, the Optionee sells shares underlying the Option, the Optionee will receive the amount by which the sale price exceeds the grant price for such shares, after deducting applicable taxes and brokerage fees, but not interest that might otherwise be paid on an advance of monies to the Optionee between the exercise and settlement dates. The sale price for both Class A and Class B Common Shares shall be the price of Class A Common Shares as quoted by NASD as of the close of business on the date of exercise.

7. STOCK OPTION AGREEMENT; CANCELLATION. Optionees shall be required to enter into a stock option agreement with the Company. The stock option agreement shall contain such terms and conditions not inconsistent with the Plan as may be approved by the Compensation Committee. Any stock option agreement evidencing a granted Option may, with the concurrence of the affected Optionee, be amended by the Compensation Committee, provided the terms of each such amendment are not inconsistent with the Plan. The Compensation Committee may, with the concurrence of the affected Optionee, cancel any Option granted under the Plan.

8. TRANSFERABILITY. No Option shall be transferable by the Optionee unless otherwise provided in the Optionee's stock option agreement.

9. RELOAD OPTIONS. On the date of grant of any Option, the Compensation Committee may provide for the automatic grant to the Optionee of additional Options ("Reload Options") upon the exercise of Options through the delivery of any class of Common Shares held by the Optionee for at least six months; provided, however, that, subject to adjustments under paragraph 5, (i) Reload Options may be granted only with respect to the same number (but not necessarily the same class) of Common Shares as were surrendered to exercise the Options, (ii) the grant price of the Reload Options shall be the price of the Company's Class A Common Shares as quoted by NASD as of the close of business on the date of exercise of the Options (iii), Reload Options may not be exercised after the date on which the Options in respect of which such Reload Options were granted, expire, are cancelled or terminate, and (iv) the provisions contained in this sentence may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), securities laws and rules thereunder.

10. ADMINISTRATION. The Plan shall be administered by the Compensation Committee, which shall consist of not less than three Directors who are disinterested persons. The Compensation Committee shall be empowered by the Board to exercise all authority otherwise possessed by the Board with respect to the Company's stock option plans, including without limitation, interpretation of the Plan. The Board may also appoint one or more of its Directors as alternate members of the Compensation Committee. A majority of the Compensation Committee shall constitute a quorum, and the action of a majority of the members (including alternate members) of the Compensation Committee present at the meeting at which a quorum is present, or the unanimous written action of the Compensation Committee, shall be considered the action of the Compensation Committee.

11. RESTRICTIONS ON ISSUANCE. The Company's ability to issue Class B Common Shares is restricted by certain provisions of its Articles of Incorporation,
Section 1(c) (21) of Schedule D of the by-laws of NASD and certain interpretive letters addressed to the Company by NASD.

12. PLAN AMENDMENT; TERMINATION. This Plan (and any prior stock option plan of the Company) may be terminated or amended from time to time by the Company's Board of Directors, but no such amendment shall increase the aggregate number of Class A Common Shares or Class B Common Shares that may be issued under this Plan (except for adjustments authorized under paragraph 5 and comparable provisions in prior stock option plans) or change the designation in paragraph 2 of the class of employees eligible to receive Options, or cause Rule 16b-3 of the Securities Exchange Act of 1934 (or any successor rule to the same effect) to cease to be applicable to this Plan without further approval by the shareholders of the Company.

                                    [LOGO]
                         American Greetings Corporation
                               One American Road
                                Cleveland, Ohio
                                     44144

                               [RECYCLED LOGO]

                        AMERICAN GREETINGS CORPORATION
            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
   CLASS A     THE COMPANY FOR THE JUNE 28, 1996, ANNUAL MEETING.
P
R
O  The undersigned hereby constitutes and appoints Irving I. Stone and Morry
X Weiss, and each of them, his or her true and lawful agents and proxies with Y full power of substitution in each, to represent the undersigned at the
   Annual Meeting of Shareholders of American Greetings Corporation to be held at the Company's World Headquarters located at One American Road, Cleveland, Ohio, at 2:30 p.m., Cleveland time, on Friday, June 28, 1996, and at any adjournments thereof, on all matters coming before said meeting.


ELECTION OF DIRECTORS, Nominees:                                            (change of address)
Herbert H. Jacobs, Jeanette Sarkisian Wagner and                  _________________________________________

Morry Weiss, to a three year term expiring on the date of         _________________________________________

the 1999 Annual Meeting or until their respective successors      _________________________________________

are duly elected and qualifed.                                    _________________________________________
                                                                  (If you have a written change in the above
                                                                  space, please mark the corresponding box
                                                                  on the reverse side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE. IF YOU SIGN AND RETURN THIS PROXY CARD, BUT DO NOT MARK ANY BOXES ON THE OTHER SIDE, THE PROXIES WILL CAST YOUR VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                        SEE REVERSE
                                                            SIDE


/X/   PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.


                   FOR     WITHHELD                       FOR    AGAINST    ABSTAIN
1. Election of     / /       / /       2. Approval of     / /      / /        / /
   Directors                              1996 Employee
                                          Stock Option
                                          Plan

For, except vote withheld from the
following nominee(s):
____________________________________

                                                                    CHANGE    / /
                                                                      OF
                                                                   ADDRESS

                                                                    ATTEND    / /
                                                                   MEETING


SIGNATURE(S)________________________________________ DATE_____________________

SIGNATURE(S)________________________________________ DATE_____________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                        AMERICAN GREETINGS CORPORATION
            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
   CLASS B     THE COMPANY FOR THE JUNE 28, 1996, ANNUAL MEETING.
P
R
O  The undersigned hereby constitutes and appoints Irving I. Stone and Morry
X Weiss, and each of them, his or her true and lawful agents and proxies with Y full power of substitution in each, to represent the undersigned at the
   Annual Meeting of Shareholders of American Greetings Corporation to be held at the Company's World Headquarters located at One American Road, Cleveland, Ohio, at 2:30 p.m., Cleveland time, on Friday, June 28, 1996, and at any adjournments thereof, on all matters coming before said meeting.


ELECTION OF DIRECTORS, Nominees:                                            (change of address)
Herbert H. Jacobs, Jeanette Sarkisian Wagner and                  _________________________________________

Morry Weiss, to a three year term expiring on the date of         _________________________________________

the 1999 Annual Meeting or until their respective successors      _________________________________________

are duly elected and qualifed.                                    _________________________________________
                                                                  (If you have a written change in the above
                                                                  space, please mark the corresponding box
                                                                  on the reverse side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE. IF YOU SIGN AND RETURN THIS PROXY CARD, BUT DO NOT MARK ANY BOXES ON THE OTHER SIDE, THE PROXIES WILL CAST YOUR VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                        SEE REVERSE
                                                            SIDE


/X/   PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.


                   FOR     WITHHELD                       FOR    AGAINST    ABSTAIN
1. Election of     / /       / /       2. Approval of     / /      / /        / /
   Directors                              1996 Employee
                                          Stock Option
                                          Plan

For, except vote withheld from the
following nominee(s):
____________________________________

                                                                    CHANGE    / /
                                                                      OF
                                                                   ADDRESS

                                                                    ATTEND    / /
                                                                   MEETING


SIGNATURE(S)________________________________________ DATE_____________________

SIGNATURE(S)________________________________________ DATE_____________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.